EXHIBIT 10.12

IVAX DIAGNOSTICS, INC.

Nonqualified Stock Option Agreement

(Employee)

1. Grant of Option. In accordance with and subject to the terms and conditions of (A) the IVAX Diagnostics, Inc. 1999 Performance Equity Plan, as it may be amended from time to time (the “Plan”), a copy of which is attached hereto as Exhibit A and (B) this Nonqualified Stock Option Agreement (the “Agreement”), IVAX Diagnostics, Inc., a Delaware corporation (the “Company”), grants to the optionee identified on Schedule 1 attached hereto (the “Optionee”) a nonqualified stock option (the “Option”) to purchase the number of shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, set forth on Schedule 1, at the option price set forth in Schedule 1.

2. Acceptance by Optionee. The exercise of the Option or any portion thereof is conditioned upon acceptance by the Optionee of the terms and conditions of this Agreement, as evidenced by the Optionee’s execution of Schedule 1 to this Agreement and the delivery of an executed copy of Schedule 1 to the Company.

3. Vesting of Option. The Option shall become exercisable in accordance with the vesting schedule set forth in Schedule 1. In the event that the Optionee’s employment with the Company or its subsidiaries ceases prior to the date on which the Option or any portion thereof becomes vested, the non-vested portion of the Option will be void and will not become exercisable by the Optionee. Pursuant to Section 5.2(h) of the Plan, the compensation committee of the Company has determined that, subject to Section 13.3 of the Plan, the duration for which the vested portion of the Option survives and may be exercised after the Optionee’s employment with the Company or its subsidiaries ceases shall be: (A) upon cessation of the Optionee’s employment with the Company or its subsidiaries by reason of the death or “disability” (as defined in the Plan) of the Optionee, the vested portion of the Option will survive and may be exercised until the earlier of (i) one year after the date of death or “disability,” or (ii) the expiration of the term of the Option; (B) upon cessation of the Optionee’s employment with the Company or its subsidiaries for any reason other than death or “disability,” the vested portion of the Option will automatically terminate and will not be exercisable by the Optionee, except that if (x) the Company or its subsidiaries terminates the Optionee without cause, (y) the Optionee’s employment with the Company or its subsidiaries ceases due to “normal retirement” (as defined in the Plan) of the Optionee, or (z) the Optionee’s employment with the Company or its subsidiaries ceases due to the voluntary resignation of the Optionee, then, in the case of each of clause (x), (y) or (z) above, the vested portion of the Option will survive and may be exercised until the earlier of (i) one year after such termination without cause or such cessation due to “normal retirement” or voluntary resignation, as the case may be, or (ii) the expiration of the term of the Option.

4. Expiration of Option. The Option shall expire on the date set forth in Schedule 1, and may not be exercised after such date.

5. Procedure for Exercise. The Option may be exercised for the number of Shares specified in a written notice delivered to the Company at least ten (10) days prior to the date on which purchase is requested, accompanied by full payment for the Shares with respect to which the Option is being exercised, in the manner and subject to the terms and conditions set forth in the Plan. Notwithstanding the foregoing, the Option may not be exercised as to less than ten (10) Shares at any time, or, if less than ten (10) Shares, the number of Shares subject to the Option. If any applicable law requires the Company to take any action with respect to the Shares specified in such notice, or if any action remains to be taken under the Certificate of Incorporation or Bylaws of the Company, as they may be amended from time to time, to effect due issuance of the Shares, then the Company shall take such action, and the day for delivery of such Shares shall be extended for the period necessary to take such action. Neither the Optionee nor any other person entitled to exercise the Option shall be or have any rights or privileges of, a stockholder of the Company in respect of any of the Shares issuable upon exercise of the Option, unless and until the Shares are issued to the Optionee.

6. No Right to Employment. The issuance of the Option or any Shares pursuant to the Option shall not give the Optionee any right to be employed or retained in the employ of the Company nor shall it affect the right of the Company to discharge or discipline the Optionee or the right of the Optionee to terminate his or her employment.

7. Representations as to Purchase of Shares. As a condition of the Company’s obligation to issue Shares upon exercise of the Option, if requested by the Company, the Optionee shall, concurrently with the delivery of the stock certificate representing the Shares so purchased, give such written assurances to the Company, in the form and substance that its counsel reasonably requests, to the effect that the Optionee is acquiring the Shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable law. In the event that the Company elects to register, or has registered, the Shares under the Securities Act of 1933 and any applicable state laws, the issuance of such Shares shall not be subject to the restrictions contained in this paragraph 7.

8. Compliance with Applicable Law. The issuance of the Shares pursuant to the exercise of this Option is subject to compliance with all applicable laws, including, without limitation, laws governing withholding from employees and nonresident aliens for income tax purposes.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the Date of Grant set forth in Schedule 1.

IVAX DIAGNOSTICS, INC.

By:
Name:
Title:

2

Schedule 1

Nonqualified Stock Option Agreement

(Employee)

Name of Optionee:

Number of Shares:

Option Price Per Share:

Date of Grant:

Expiration Date:

Vesting Schedule:

The undersigned agrees to the terms and conditions of the Nonqualified Stock Option Agreement of which this Schedule 1 is a part, and acknowledges receipt of the prospectus relating to the Plan and of the Company’s most recent annual report to stockholders.

Date Accepted:	Optionee

Social Security Number